Exhibit 4.9

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

Restaurant Brands International Inc.,

and

National Indemnity Company

Dated as of December 12, 2014

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of December 12, 2014, by and among Restaurant Brands International Inc. Inc., a corporation organized under the laws of Canada (f/k/a 1011773 B.C. Unlimited Liability Company) (the “Company”), and National Indemnity Company (“Investor” and together with its Permitted Transferees that become a party to this Agreement in accordance with Section 12, an “Investor” and, collectively, the “Investors”).

WHEREAS, pursuant to a Securities Purchase Agreement, dated August 26, 2014, as amended (the “Securities Purchase Agreement”), Berkshire Hathaway Inc. (“Berkshire”) has committed to purchase $3,000,000,000 in an aggregate amount of equity securities of the Company concurrently with the execution and delivery of an Arrangement Agreement and Plan of Merger (the “Arrangement Agreement”), by and among the Company, Restaurant Brands International L.P., a limited partnership organized under the laws of Ontario (f/k/a New Red Canada Partnership), Burger King Worldwide, Inc., a corporation organized under the laws of Delaware, Blue Merger Sub, Inc., a corporation incorporated under the laws of Delaware and a wholly-owned subsidiary of Partnership, 8997900 Canada Inc., a corporation organized under the laws of Canada and a wholly-owned subsidiary of Partnership and Tim Horton’s Inc., a corporation organized under the laws of Canada, pursuant to which 8997900 Canada Inc. will acquire all of the issued and outstanding shares of Tim Horton’s Inc. pursuant to and in the manner provided for by the Arrangement (as defined in the Arrangement Agreement) and Blue Merger Sub, Inc. will be merged with and into Burger King Worldwide, Inc., with Burger King Worldwide, Inc. surviving the Merger (as defined in the Arrangement Agreement) as a wholly-owned subsidiary of the Company (such transactions, the “Combination”);

WHEREAS, as part of Berkshire’s $3,000,000,000 commitment under the Securities Purchase Agreement, Investor will purchase from the Company and the Company has agreed to issue to Investor 68,530,939 Class A 9.00% Cumulative Compounding Perpetual Preferred Shares in the capital of the Company (the “Preferred Shares”) and a warrant (the “Warrant”) to purchase common shares in the capital of the Company (the “Common Shares”); and

WHEREAS, the parties desire to enter into this Agreement in order to create certain registration rights for the Investors as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Articles” means the Company’s Articles of Incorporation, as amended or restated from time to time.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a).

“beneficially own” means, with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act, including securities beneficially owned by others with whom such Person or any of its Affiliates has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; provided that a Person shall not be deemed to “beneficially own” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange, (ii) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (a) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act, and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report). Without limiting the foregoing, a Person shall be deemed to be the beneficial owner of all Registrable Shares owned of record by any majority-owned subsidiary of such Person.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the City of New York, New York or the City of Toronto, Canada.

“Common Shares” has the meaning set forth in the Recitals hereto.

“Company” has the meaning set forth in the introductory paragraph hereto.

“Demand Registration” has the meaning set forth in Section 2(a).

“Demand Registration Statement” has the meaning set forth in Section 2(a).

“Effectiveness Deadline” shall mean, with respect to any Registration Statement required to be filed to cover the resale by an Investor of the Registrable Shares, (i) the date such Registration Statement is filed, if the Company is a WKSI as of such date and such Registration Statement is an Automatic Shelf Registration Statement eligible to become immediately effective upon filing pursuant to Rule 462, or (ii) if the Company is not a WKSI as of the date such Registration Statement is filed, the 5th Business Day following the date on which the Company is notified by the SEC that such Registration Statement will not be reviewed or is not subject to further review and comments and will be declared effective upon request by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Shares” means the Common Shares acquired by Investor upon exercise of the Warrant.

“Filing Deadline” shall mean, with respect to any Registration Statement required to be filed to cover the resale by an Investor of the Registrable Shares, (i) 15 days following a Request, if the Company is a WKSI as of the date of such Request, or (ii) if the Company is not a WKSI as of the date of such

Request, (x) 20 days following such Request if the Company is then eligible to register for resale of the Registrable Shares on Form S-3 or (y) if the Company is not then eligible to use Form S-3, 45 days following such Request, provided that, to the extent that the Company has not been provided the information regarding an Investor and the Registrable Shares required to be included in such Registration Statement at least two Business Days prior to the applicable Filing Deadline, then such Filing Deadline shall be extended to the second Business Day following the date on which such information is provided to the Company.

“FINRA” means the Financial Industry Regulatory Authority Inc. or any successor thereof.

“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Governmental Entity” means any national, federal, state, provincial, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Holdback Agreement” has the meaning set forth in Section 6.

“Holdback Period” has the meaning set forth in Section 6.

“Investors” has the meaning set forth in the introductory paragraph hereto. References herein to an Investor shall apply to Permitted Transferees who become Investors pursuant to Section 12, provided that for purposes of all thresholds and limitations herein, the actions of each Permitted Transferee shall be aggregated with the Investor who was a shareholder of the Company and from whom such Permitted Transferee directly or indirectly acquired Registrable Shares.

“Investor” has the meaning set forth in the introductory paragraph hereto.

“Long-Form Registration” has the meaning set forth in Section 2(a).

“Make Whole Dividend Shares” means the Common Shares acquired by Investor pursuant to any “Make Whole Dividend” (as defined in the Preferred Share Terms of the Company).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Permitted Transfer” shall mean:

(i) a Transfer of Registrable Shares by any shareholder who is a natural person (or a trustee of a trust for the benefit of a natural person) to (a) such shareholder’s spouse, children (including legally adopted children and stepchildren), spouses of children, grandchildren (including legally adopted children or stepchildren of such shareholder’s children), spouses of grandchildren, parents or siblings (collectively, the “Immediate Family”), (b) a trustee of a trust for the benefit of the shareholder and/or any of the Persons described in clause (a), or (c) a corporation, limited partnership or limited liability company whose sole shareholders, partners or members, as the case may be, are the shareholder and/or any of the Persons described in clause (a) or clause (b); provided, that in any of clauses (a), (b) (other than in the case of a Transfer of Registrable Shares to any such trust that is, as of the date of such Transfer, a shareholder, or a shareholder otherwise retains exclusive power to exercise all rights on behalf of such trust under this Agreement) or (c), the shareholder transferring such Registrable Shares shall retain exclusive power to exercise all rights under this Agreement and shall retain a proxy to vote the Registrable Shares they have transferred;

(ii) a Transfer of Registrable Shares by a shareholder upon death or incapacity to such shareholder’s estate, executors, trustees, administrators and personal representatives, and then to such shareholder’s legal representatives, heirs, beneficiaries or legatees (whether or not such recipients are a spouse, children, spouses of children, grandchildren, spouses of grandchildren, parents or siblings of such shareholder); and

(iii) a Transfer of Registrable Shares by an Investor to any Affiliate of an Investor or any of the employees, partners or members of such Persons; provided, that any such Transfer of Registrable Shares to a limited partner or member shall be by means of distribution of Registrable Shares to such Person, with no value paid by such limited partner or member in exchange for distribution of such Registrable Shares; provided, further, that an Investor shall not avoid the foregoing provisions by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee. On subsequent Transfers by a Permitted Transferee, the determination of whether the transferee is a Permitted Transferee shall be determined by reference to the shareholder who was an original party to this Agreement, not by reference to the transferring Permitted Transferee in such subsequent Transfer. If at any time after a Permitted Transfer, a transferee ceases to be a Permitted Transferee of the shareholder who Transferred the Registrable Shares to the transferee, then such transferee must Transfer the Registrable Shares to such shareholder or a Permitted Transferee of such shareholder as promptly as practicable. No Permitted Transfer shall conflict with or result in any violation of a judgment, order, decree, statute, law, ordinance, rule or regulation.

“Permitted Transferee” shall mean any Person who shall have acquired and who shall hold Registrable Shares pursuant to a Permitted Transfer.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Preferred Shares” has the meaning set forth in the Recitals hereto.

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Redemption Offering” shall mean a primary offering of Common Shares by the Company, the proceeds of which shall be used solely to redeem any Preferred Shares.

“Registrable Shares” means, at any time, (i) the Common Shares issued pursuant to the Securities Purchase Agreement, (ii) the Exercise Shares, (iii) the Make Whole Dividend Shares, and (iv) any securities issued by the Company after the date hereof in respect of the Common Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, arrangement, amalgamation, consolidation or other reorganization, but excluding (v) any and all Common Shares and other securities referred to in clauses (i) - (iv) that at any time after the date hereof (a) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act, (c) are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, (d) are not outstanding or (e) have been transferred in violation of Section 11 hereof (or any combination of clauses (a), (b), (c), (d) and (e)). It is understood and agreed that, once a security of the kind described in clause (i) - (iv) above becomes a security of the kind described in clause (v) above, such security shall cease to be a Registrable Share for all purposes of this Agreement and the Company’s obligations regarding Registrable Shares hereunder shall cease to apply with respect to such security.

“Registration Expenses” has the meaning set forth in Section 9(a).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Request” has the meaning set forth in Section 2(a).

“S-3 Shelf Registration” has the meaning set forth in Section 2(a).

“S-3 Shelf Registration Statement” has the meaning set forth in Section 4(a).

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” has the meaning set forth in the Recitals hereto.

“Shares” means any common shares in the capital of the Company.

“Shelf Takedown” has the meaning set forth in Section 4(b).

“Short-Form Registrations” has the meaning set forth in Section 2(a).

“Suspension Period” has the meaning set forth in Section 7(a).

“Termination Date” means the first date on which there are no Registrable Shares held by any Investor.

“Transfer” shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of (including any deprivation or divestiture of any right, title or interest), directly or indirectly and whether or not by operation of law or for value, any legal, economic or beneficial interest in Registrable Shares.

“underwritten offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, and “underwritten Shelf Takedown” means an underwritten offering effected pursuant to an S-3 Shelf Registration.

“Warrant” has the meaning set forth in the Recitals hereto.

“WKSI” shall mean a “well known seasoned issuer” as defined in Rule 405 under the Securities Act.

In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form, as amended, from time to time;

(ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii) references to “Section” are references to Sections of this Agreement;

(iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; and

(v) references to “dollars” and “$” mean U.S. dollars.

Section 2. Demand Registration.

(a) Right to Request Registration. Subject to the provisions hereof, until the Termination Date, each Investor or any group of Investors shall have the right to make requests in writing (each, a “Request”) (which Request shall specify the Registrable Shares intended to be disposed and the intended method of distribution thereof) that the Company register all or part of the Registrable Shares held by such Investor(s) on Form S-1 or any similar long-form registration (“Long-Form Registrations”) or Form S-3 or any similar short-form registration (“Short-Form Registrations”), if available, provided that, in either case, the number of Registrable Shares included in the Request (i) would, if fully sold, yield gross proceeds to the Investor(s) making the Request of at least $75,000,000 (based on the then-current market prices) or (ii) consists of all Registrable Shares then owned by the Investor. The Investor(s) making any Request shall send a copy of such Request to the other Investors at the same time as it is sent to the Company, and each other Investor may elect to include Registrable Shares owned by it in the same registration by providing written notice of such election to the Company and the Investor(s) making the Request within ten (10) days of receiving the Request (which notice shall specify the Registrable Shares intended to be included). All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.” Each Investor may request that the registration be made pursuant to Rule 415 under the Securities Act (an “S-3 Shelf Registration”) and, if the Company is a WKSI at the time any request for a Registration Statement is submitted pursuant to this Section 2(a) (a “Demand Registration Statement”) to the Company, that such S-3 Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). The Company shall file such Registration Statement as promptly as practicable, but no later than the applicable Filing Deadline, and shall use its best efforts to cause the Registration Statement to be declared effective or otherwise become effective under the Securities Act as promptly as practicable but, in any event, no later than the Effectiveness Deadline.

(b) Number of Demand Registrations. Subject to the limitations of Sections 2(a), 2(d) and 4(a), Investors shall be entitled to request up to three Demand Registrations in the aggregate; provided, however that a registration shall not count as a Demand Registration pursuant to this Section 2 unless the holders of Registrable Shares are able to register and sell at least 90% of the Registrable Shares requested to be included in such registration. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriter, if any, agrees to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Shares.

(c) Priority on Demand Registrations. The Company may include Shares other than Registrable Shares in a Demand Registration for any accounts (including for the account of the Company) on the terms provided below if such Demand Registration is an underwritten offering, and only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Demand Registration advise the Company and the Investors participating in such Demand Registration that in their opinion the number of Shares proposed to be included in the Demand Registration exceeds the number of Shares which can be sold in such underwritten offering without delaying or otherwise affecting the success of the offering (including the price per share of the Shares proposed to be sold in such underwritten offering), the Company shall include in such Demand Registration (i) first, the number of Registrable Shares that the Investors propose to sell, and (ii) second, unless any additional Shares exceed the amount that the managing underwriter(s) determine can be sold without delaying or otherwise adversely affecting the success of the offering, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such other Persons in such manner as the Company may determine. If more than one Investor is participating in such Demand Registration, and the number of Shares which can be sold, as so determined by the managing underwriters, is less than the number of Shares proposed to be registered pursuant to clause (i) above by the Investor(s), then the Registrable Shares that are included in such Demand Registration shall be allocated pro rata among the participating Investors on the basis of the number of Registrable Shares owned by each such Investor.

(d) Restrictions on Demand Registrations. Notwithstanding any contrary provision of this Agreement, no Investor shall be entitled to request a Demand Registration at any time when (i) the Company is diligently pursuing a Redemption Offering, or (ii) the Company is diligently pursuing a primary or secondary underwritten offering pursuant to a Piggyback Registration, unless, in the case of this clause (ii), the offering to be effected pursuant to the requested Demand Registration can be effected pursuant to an S-3 Shelf Registration and the Company, in accordance with Section 4, effects or has effected an S-3 Shelf Registration pursuant to which such offering can be effected.

(e) Underwritten Offerings. An Investor or group of Investors making a Request shall only be entitled to request an underwritten offering pursuant to a Demand Registration (subject to the same minimum proceeds test set forth in subsection (a) above) if the request is not made within 120 days after such Investor(s) (or the Investor from which Registrable Shares were acquired directly or indirectly by any such Investor, or any Permitted Transferee who acquired its Registrable Shares directly or indirectly from any such Investor) have sold at least 90% of the Shares requested to be included in an underwritten offering pursuant to a Demand Registration or an S-3 Shelf Registration. The Investor shall (i) select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering, and (ii) otherwise mutually manage and direct all decisions required for effecting such Demand Registration.

(f) Effective Period of Demand Registrations. Upon the date of effectiveness of any Demand Registration for an underwritten offering and if such offering is priced promptly on or after such date, the Company shall use reasonable best efforts to keep such Demand Registration Statement effective for a period equal to 120 days from such date or such shorter period which shall terminate when all of the Registrable Shares covered by such Demand Registration have been sold by the participating Investor(s).

(g) Other Registration Rights. Other than registration rights granted in connection with the Combination, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of Investor (as long as it and/or its Permitted Transferees hold Registrable Shares); provided that the Company may grant rights to employees of the Company and its subsidiaries who are not Affiliates of the Investor, and not persons eligible to acquire Registrable

Shares from an Investor in a Permitted Transfer, to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the Investor with respect to such Piggyback Registrations as provided in Section 3 below and so long as such rights shall not restrict the right of the Company to undertake a merger, arrangement, amalgamation, sale or similar transaction involving the sale of all or substantially all of the assets of the Company.

Section 3. Piggyback Registrations.

(a) Subject Section 3(b), whenever prior to the Termination Date the Company proposes to register any Shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), whether for its own account or for the account of one or more holders of Shares (other than the Investors), and the form of registration statement to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give written notice to each Investor of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration statement and in any offering of Shares to be made pursuant to that registration statement all Registrable Shares with respect to which the Company has received a written request for inclusion therein from an Investor within 10 days after such Investor’s receipt of the Company’s notice or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances (provided that only Registrable Shares of the same class or classes as the Shares being registered may be included). The provisions of this Section 3(a) shall apply without regard to whether the Company proposes to register such Shares at its own option, as set forth in any other agreement by which the Company is bound. This Agreement alone shall not be interpreted to impose on the Company any obligation to proceed with any Piggyback Registration and the Company may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. If the Company or any other Person other than an Investor proposes to sell Shares in an underwritten offering pursuant to a registration statement on Form S-3 under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering pursuant to a Piggyback Registration.

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of Shares proposed to be included in such offering exceeds the number of Shares (of any class) which can be sold in such offering without delaying or otherwise adversely affecting the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Shares that the Company proposes to sell, and (ii) second, the number of Shares requested to be included therein by the Investors, pro rata among such Investors on the basis of the number of Registrable Shares owned by each such Investor up to such number, if any, that the managing underwriters determine can be included in such offering without delaying or otherwise adversely affecting the success of the offering. Notwithstanding the foregoing, if a Piggyback Registration is a Redemption Offering, Investors shall only be permitted to include Shares in such Piggyback Registration if and to the extent the managing underwriters conclude that Shares can be sold in excess of the Shares proposed by Investor(s) to be sold in such Redemption Offering without delaying or otherwise adversely affecting the success of the Redemption Offering (including the price per share of the Shares proposed to be sold in such Redemption Offering). If the managing underwriters so conclude that excess Shares can be sold by Investors in a Redemption Offering without delaying or otherwise adversely affecting the success of the Redemption Offering, the Company shall include in such Redemption Offering the number of Registrable Shares requested to be included by any Investors, pro rata among such Investors on the basis of the number of Registrable Shares owned by each such Investor up to such number, if any, that the managing underwriters determine can be included in such offering without delaying or otherwise adversely affecting the success of the offering.

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is not a Redemption Offering and is initiated as an underwritten registration on behalf of a holder of Shares other than the Investors, and the managing underwriters advise the Company that in their opinion the number of Shares proposed to be included in such registration exceeds the number of Shares (of any class) which can be sold in such offering without delaying or otherwise adversely affecting the success of the offering (including the price per share of the Shares to be sold in such offering), then the Company shall include in such registration (i) first, the number of Shares requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of Shares requested to be included therein by the Investors pro rata among such Investors on the basis of the number of Registrable Shares owned by each such Investor and (iii) third, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such other Persons in such manner as the Company may determine.

(d) Selection of Underwriters. If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e) Basis of Participations. No Investor may sell Registrable Shares in any offering pursuant to its right to participate in a Piggyback Registration unless it (a) agrees to sell such Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company or any other holders involved in such Piggyback Registration and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

Section 4. S-3 Shelf Registration.

(a) Right to Request Registration. Subject to provisions hereof and the Company’s eligibility to use Form S-3, as promptly as practicable after the Company receives written notice of a request for an S-3 Shelf Registration from one or more Investors, the Company shall file with the SEC a registration statement under the Securities Act for the S-3 Shelf Registration (a “S-3 Shelf Registration Statement”). A request for an S-3 Shelf Registration Statement may not be made within 120 days after the requesting Investor (or any Permitted Transferees who acquired their Registrable Shares directly or indirectly from such original Investor) has sold at least 90% of the Shares requested to be included in a Demand Registration or at any time when an S-3 Shelf Registration covering Shares of the requesting Investor or any of its direct or indirect Permitted Transferees is in effect. Once effective, the Company shall cause such S-3 Shelf Registration Statement to remain continuously effective for such time period as is specified in such request but for no time period longer than the period ending on the earliest of (A) the date on which all Registrable Shares covered by such S-3 Shelf Registration have been sold pursuant to the S-3 Shelf Registration, (B) the date as of which there are no longer any Registrable Shares covered by such S-3 Shelf Registration in existence and (C) the date on which such S-3 Shelf Registration Statement expires, provided that the Company shall renew such S-3 Shelf Registration Statement upon such expiration. If permitted under the Securities Act, such Registration Statement shall be an Automatic Shelf Registration Statement. The right to request an S-3 Shelf Registration hereunder is in addition to the rights of Investors under Section 2 with respect to Demand Registrations. The right to request an S-3 Shelf Registration hereunder may be exercised no more than once by the Investors; provided that if the Company does not meet the eligibility requirements of Form S-3 or loses its eligibility to use Form S-3, then the Investors shall (subject to satisfying the conditions to a Demand Registration set forth in Section 2) be entitled to request up to three additional Demand Registrations in the aggregate per year, until such time as the Company meets the eligibility requirements of Form S-3; provided, further that if the Investors have used the right to a S-3 Shelf Registration pursuant to this Section 4 and have (inclusive of direct and indirect Permitted Transferees who have become Investors under Section 12 below) exercised fewer than three Demand Registrations, then the Investors may elect a second S-3 Shelf Registration and, upon such election, the number of Demand Registrations available to it and its direct and indirect Permitted Transferees who have become Investors under Section 12 below shall be reduced by one.

(b) Right to Effect Shelf Takedowns. Subject to Section 6, each Investor shall be entitled, at any time and from time to time when an S-3 Shelf Registration Statement is effective and until the Termination Date, to sell such Registrable Shares as are then registered pursuant to such S-3 Shelf Registration Statement (each, a “Shelf Takedown”), but only upon not less than three business days’ prior written notice to the Company (if such takedown is to be underwritten). Such Investor or a group of Investors shall be entitled to request that a Shelf Takedown be an underwritten offering; provided, however, that the number of Registrable Shares included in each such underwritten Shelf Takedown (i) would reasonably be expected to yield gross proceeds to such Investor(s) of at least $50,000,000 (based on the then-current market prices), or (ii) consists of all Registrable Shares then owned by the Investors, and provided further that such Investor(s) shall not be entitled to request any underwritten Shelf Takedown within 120 days after any such Investor (or the Investor from which Registrable Shares were acquired directly or indirectly by such Investor, or any Permitted Transferee who acquired its Registrable Shares directly or indirectly from such Investor) have sold at least 90% of the Shares requested to be included in a Demand Registration or S-3 Shelf Registration. Such Investor(s) shall give the Company prompt written notice of the consummation of each Shelf Takedown (whether or not underwritten).

(c) Priority on Underwritten Shelf Takedowns. The Company may include Shares other than Registrable Shares in an underwritten Shelf Takedown for any accounts on the terms provided below, but only with the consent of the managing underwriters of such offering, and whichever of the Investors has requested such Shelf Takedown (such consent not to be unreasonably withheld or delayed). If the managing underwriters of the requested underwritten Shelf Takedown advise the Company and the requesting Investors that in their opinion the number of Shares proposed to be included in the underwritten Shelf Takedown exceeds the number of Shares which can be sold in such offering without delaying or otherwise adversely affecting the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such underwritten Shelf Takedown (i) first, the number of Shares that the requesting Investor(s) proposes to sell, and (ii) second, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such other Persons in such manner as the Company may determine. If the number of Shares which can be sold without delaying or otherwise adversely affecting the success of the offering is less than the number of Registrable Shares proposed to be included in the underwritten Shelf Takedown pursuant to clause (i) above, the amount of Shares to be so sold shall be allocated to the Investors pro rata according to the number of Registrable Shares owned by each such Investor. The provisions of this paragraph (c) apply only to a Shelf Takedown that an Investor has requested be an underwritten offering.

(d) Selection of Underwriters. If any of the Registrable Shares are to be sold in an underwritten Shelf Takedown initiated by an Investor, the Investor requesting the Shelf Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the other Investors’ approval (provided that the Company shall select the investment banker(s) and manager(s) if the Investors cannot agree on such selection), if the other Investors are participating in such Shelf Takedown (which approval shall not be unreasonably withheld or delayed).

Section 5. Canadian Registration Rights. Right to Concurrent Canadian Registration. In the event that (1) the form and manner of any distribution to be made by an Investor or any group of Investors in connection with any Demand Registration (x) contemplates a concurrent distribution of Registrable Shares in any or all of the provinces and territories of Canada or would otherwise be a Canadian Distribution and (y) may be qualified by the Company by way of a Canadian Prospectus and otherwise effected in accordance with Applicable Canadian Securities Laws or (2) the Company proposes to extend any distribution that is the subject of a Piggyback Registration to permit the offer and sale of Shares by way of a Canadian Prospectus in any or all of the provinces and territories of Canada and the form of Canadian Prospectus to be used may be used for the qualification of a distribution of Registrable Shares under Applicable Canadian Securities Laws in such provinces and territories:

(i) in the case of clause (1), such Investor (or group of Investors) shall have the right to Request (which Request shall specify the Registrable Shares intended to be disposed and the intended method of distribution thereof, including the provinces and territories in which the distribution is to be made) that the Company qualify such distribution by way of a Canadian Prospectus (which shall be a Canadian Short Form Prospectus, to the extent available for such distribution, if the Company is Short-Form Eligible) (a “Canadian Demand Registration”); and

(ii) in the case of clause (2), the Company shall qualify with such Canadian Prospectus, and in any offering of Shares to be made pursuant thereto, all Registrable Shares that an Investor has requested (pursuant to its written request provided under Section 3(a) in connection with the Piggyback Registration) for inclusion therein (provided that only Registrable Shares of the same class or classes as the non-Investor Shares being qualified may be included) (a “Canadian Piggyback Registration”).

(b) Subject to clause (c) below, the terms and conditions of this Agreement in respect of any Demand Registration shall apply, mutatis mutandis, to any associated Canadian Demand Registration and the terms and conditions of this agreement in respect of the associated Piggyback Registration shall apply, mutatis mutandis, to the associated Canadian Piggyback Registration, including in each case the applicable time frames for notices, requests, filings and effectiveness (provided, however, that clause (i) in each of the definitions of Filing Deadline and Effectiveness Deadline shall not apply in the context of a Canadian Registration). For this purpose, exclusively in the context of any Canadian Registration, terms and concepts defined with reference to U.S. securities laws (excluding references to the Exchange Act) shall be replaced (or interpreted in accordance) with the equivalent terms and concepts under Applicable Canadian Securities Laws, including but not limited to the following:

(i) the terms “effectiveness” and “effective” shall mean, in respect of any Canadian Prospectus, obtaining (or, as applicable, maintaining the effectiveness of) a final receipt for such Canadian Prospectus from the applicable Canadian Securities Commissions;

(ii) the term “Long-Form Registration” shall mean Canadian Registration qualified by a “long-form prospectus” pursuant to NI 41-101 and the term “Short-Form Registration” shall mean a Canadian Registration qualified by a Canadian Short Form Prospectus;

(iii) references to “register”, “registered” and “registration” shall mean the qualification of a distribution of Registrable Shares under Applicable Canadian Securities Laws in any or all of the provinces and territories of Canada by filing a Canadian Prospectus for such distribution;

(iv) references to “registration statement” and “Registration Statement” (or to the “prospectus” or “Prospectus” included in either) shall mean a Canadian Prospectus; and

(v) references to the “SEC” shall be to applicable Canadian Securities Commissions and references to the “Securities Act” shall be to Applicable Canadian Securities Laws.

(c) The parties acknowledge that certain U.S. terms and concepts in this agreement do not have an equivalent meaning under Applicable Canadian Securities Laws, including “automatic shelf registration statement”, “issuer free writing prospectus” and “WKSI”, and that it may not be permitted or practicable under Applicable Canadian Securities Laws to effect a Canadian Registration on equivalent terms to those contemplated herein for a Demand Registration or Piggyback Registration or at all. Whether a Canadian Registration will be available will depend on, among other things, the form and manner of the proposed distribution. Notwithstanding Sections 2(b) and 4(a), the Company is not under any obligation to become or remain Short Form Eligible, and no additional Demand Registrations shall be granted if the Company fails to become or remain Short Form Eligible.

(d) In connection with a Canadian Registration, the Company will, if required, prepare and file the relevant Canadian Prospectus in both the English and French language and obtain opinions of Quebec counsel to the Company and the auditors of the Company addressed to each participating Investor and any underwriters of such distribution confirming the translation of the Canadian Prospectus and compliance with French language laws.

(e) A Canadian Registration shall be considered to part of the associated Demand Registration or Piggyback Registration unless the context requires otherwise, and a Canadian Registration shall not count as a separate Demand Registration for purposes of Section 2(b).

(f) After the Company has become a “reporting issuer” subject to the reporting requirements under Applicable Canadian Securities Laws, the Company agrees to make all filings and take all actions required to maintain that reporting issuer status; provided that this covenant shall not restrict the right of the Company to undertake a merger, arrangement, amalgamation, sale or similar transaction involving the sale of all or substantially all of the assets of the Company as a result of which the Company ceases to be a reporting issuer.

(g) For purposes of this Section 5, the following terms shall have the following meanings:

(i) “Applicable Canadian Securities Laws” means the applicable securities laws of each of the relevant provinces and territories of Canada, as the context dictates, and the respective rules and regulations under such laws, together with applicable published policy statements, instruments, companion policies, blanket orders, blanket rulings and applicable notices of or administered by the relevant Canadian Securities Commissions and applicable discretionary blanket rulings or blanket orders issued by the relevant Canadian Securities Commissions pursuant to such laws, rules and regulations, together with the published policies, rules and regulations of any Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted, all as amended and in effect from time to time;

(ii) “Canadian Distribution” means a distribution that is subject to a prospectus requirement under Applicable Canadian Securities Laws unless effected pursuant to the Control Person Exemption, an exemption under NI 45-106 or any other exemption to the prospectus requirements provided for under Applicable Canadian Securities Laws;

(iii) “Canadian Prospectus” means any prospectus of the Company (including, where applicable, a Canadian Short Form Prospectus or a Canadian Shelf Prospectus and associated prospectus supplement) prepared and filed with the applicable Canadian Securities Commissions under the Applicable Canadian Securities Laws for the purposes of qualifying the distribution of Registrable Shares in any or all of the provinces and territories of Canada, and shall include all amendments and supplements thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein;

(iv) “Canadian Registration “ means a Canadian Demand Registration or a Canadian Piggyback Registration, or both, as applicable;

(v) “Canadian Securities Commissions” means the securities commission or similar securities regulatory authority in each of the provinces and territories of Canada;

(vi) “Canadian Shelf Prospectus” means a “base shelf prospectus” prepared in accordance with NI 44-102 and all other applicable requirements of Applicable Canadian Securities Laws;

(vii) “Canadian Short Form Prospectus” means a “short form prospectus” prepared in accordance with NI 44-101 and all other applicable requirements of Applicable Canadian Securities Laws;

(viii) “Control Person Exemption” means the exemption from the prospectus requirement for a control distribution set out in section 2.8 of NI 45-102 or any successor exemption;

(ix) “NI 41-101” means National Instrument 41-101 of the Canadian Securities Administrators and any successor policy, rule, regulation or similar instrument;

(x) “NI 44-101” means National Instrument 44-101 of the Canadian Securities Administrators and any successor policy, rule, regulation or similar instrument;

(xi) “NI 44-102” means National Instrument 44-102 of the Canadian Securities Administrators and any successor policy, rule, regulation or similar instrument;

(xii) “NI 45-102” means National Instrument 45-102 of the Canadian Securities Administrators and any successor policy, rule, regulation or similar instrument;

(xiii) “NI 45-106” means National Instrument 45-106 of the Canadian Securities Administrators and any successor policy, rule, regulation or similar instrument; and

(xiv) “Short-Form Eligible” means the Company meets the eligibility criteria set out in NI 44-101 for the use of a Canadian Short Form Prospectus in connection with the applicable distribution.

Section 6. Holdback Agreements. The restrictions in this Section 6 shall apply for as long as any Investor is the beneficial owner of any Registrable Shares. (1) In connection with a Redemption Offering, (2) if the Company sells Shares or securities convertible into or exchangeable for (or otherwise representing a right to acquire) Shares in any other primary underwritten offering pursuant to any registration statement under the Securities Act (but only if the Investors are provided their piggyback rights, if any, in accordance with Sections 3(a) and 3(b)), or (3) if any other Person sells Shares in a secondary underwritten offering pursuant to a Piggyback Registration in accordance with Sections 3(a) and 3(b), and if the managing underwriters for such offering (under any of clauses (1), (2) or (3)) advise the Company (in which case the Company promptly shall notify each Investor) that a public sale or distribution of Shares outside such offering would adversely affect such offering, then, if requested by the Company, each Investor shall agree, as contemplated in this Section 6, not to (and to cause its majority-controlled Affiliates not to) sell, transfer, pledge, issue, grant or otherwise dispose of, directly or indirectly (including by means of any short sale), or request the registration of, any Registrable Shares (or any securities of any Person that are convertible into or exchangeable for, or otherwise represent a right to acquire, any Registrable Shares) for a period (each such period, a “Holdback Period”) beginning on the 10th day before the pricing date for the Redemption Offering or other applicable offering and extending through the earlier of (i) the 90th day after such pricing date (subject to customary automatic extension in the event of the release of earnings results of or material news relating to the Company) and (ii) such earlier day (if any) as may be designated for this purpose by the managing underwriters for such offering (each such agreement of each Investor, a “Holdback Agreement”). Each Holdback Agreement shall be in writing in form and substance reasonably satisfactory to the Company and the managing underwriters and, in the case of a Redemption Offering, Investor. Notwithstanding the foregoing, no Investor shall be obligated to make any Holdback Agreement unless the Company and each selling shareholder in such offering also execute agreements substantially similar to such Holdback Agreements. A Holdback Agreement shall not apply to (i) the exercise of any warrants or options to purchase shares of the Company (provided that such restrictions shall apply with respect to the securities issuable upon such exercise) or (ii) any Shares included in the underwritten offering giving rise to the application of this Section 6.

Section 7. Suspension Periods; Other.

(a) The Company may (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Demand Registration or an S-3 Shelf Registration or (ii) prior to the pricing of any underwritten offering or other offering of Registrable Shares pursuant to a Demand Registration or an S-3 Shelf Registration, delay such underwritten or other offering (and, if it so chooses, withdraw any registration statement that has been filed and, if such registration is withdrawn, such registration shall not count against the limitation on the number of such registrations set forth in Section 2 or Section 4), but in each case described in clauses (i) and (ii) only if the Company determines in its sole discretion (x) that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company’s best interests, or (y) that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or delay or otherwise materially adversely affect the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 7 is herein called a “Suspension Period”. If pursuant to this Section 7 the Company delays or withdraws a Demand Registration or S-3 Shelf Registration requested by an Investor, such Investor shall be entitled to withdraw such request and, if it does so, such request shall not count against the limitation on the number of such registrations set forth in Section 2 or Section 4. The Company shall provide prompt written notice to any effected Investor of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 7), but shall not be obligated under this Agreement to disclose the reasons therefor. Each Investor who becomes aware of a Suspension Period shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Shares (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period. In no event (i) may the Company deliver notice of a Suspension Period to an Investor more than twice in any calendar year and (ii) shall a Suspension Period or Suspension Periods be in effect for an aggregate of 120 days or more in any calendar year.

Section 8. Registration Procedures.

(a) Subject to the limitations set forth herein, whenever an Investor requests that any Registrable Shares be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i) subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and cause such Registration Statement to become effective (unless it is automatically effective upon filing);

(ii) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

(iv) deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as each participating Investor may reasonably request in order to facilitate the disposition of the Registrable Shares of such Investor covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v) use reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such U.S. jurisdictions as any participating Investor reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (I) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (II) subject itself to taxation in any such jurisdiction or (III) consent to general service of process in any such jurisdiction);

(vi) notify each participating Investor and each distributor of such Registrable Shares identified by such Investor, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Registration Statement or the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact that is required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of such Investor, the Company shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) in the case of an underwritten offering in which an Investor participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, enter into a customary underwriting agreement for offerings of that kind, containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Shares (including, making members of senior management of the Company available at reasonable times and places to participate in “road-shows” that the managing underwriter determines are necessary to effect the offering);

(viii) in the case of an underwritten offering in which an Investor participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, and to the extent not prohibited by applicable law, (A) make reasonably available, for inspection by the managing underwriters of such offering and one law firm and accounting firm acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or law firm in connection with such offering, (C) make the Company’s independent accountants available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith; and (D) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(ix) use reasonable best efforts to cause all such Registrable Shares to be listed on each primary securities exchange (if any) on which securities of the same class issued by the Company are then listed;

(x) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Shares pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Shares to be sold, subject to the provisions of Section 12;

(xi) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under section 11(a) of the Securities Act and Rule 158 thereunder; and

(xii) promptly notify each participating Investor, as applicable, and the managing underwriters of any underwritten offering:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding such Investor;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction.

For the avoidance of doubt, the provisions of clauses (vii), (viii), (xi) and (xii) of this Section 8(a) shall apply only in respect of an underwritten offering and only if the number of Registrable Shares to be sold in the offering would reasonably be expected to yield gross proceeds to the participating Investor(s) of at least $75,000,000 (based on the then-current market prices) in a Demand Registration pursuant to Section 2 or $50,000,000 (based on the then-current market prices) in an S-3 Shelf Takedown pursuant to Section 4.

(b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of an Investor or any underwriter or other distributor specifically for use therein.

(c) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of the Securities Act and until the Termination Date, the Company shall use reasonable best efforts to continuously maintain in effect the registration statement of Shares under section 12 of the Exchange Act and to use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable each applicable Investor to be eligible to sell Registrable Shares (if any) pursuant to Rule 144 under the Securities Act; provided that this covenant shall not restrict the right of the Company to undertake a merger, arrangement, amalgamation, sale or similar transaction involving the sale of all or substantially all of the assets of the Company as a result of which the Company ceases to be subject to the reporting requirements of the Exchange Act.

(d) The Company may require each applicable Investor and each distributor of Registrable Shares as to which any registration is being effected to furnish to the Company information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request in connection with such registration.

(e) Each Investor agrees by having its Common Shares treated as Registrable Shares hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 8(a)(vi), such Investor will immediately discontinue (and direct any other Persons making offers and sales of Registrable Shares to immediately discontinue) offers and sales of Registrable Shares pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the

Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 8(a)(vi), and, if so directed by the Company, each Investor will deliver to the Company all copies, other than permanent file copies then in such Investor’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

(f) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. No Investor nor any other seller of Registrable Shares may use a free-writing prospectus to offer or sell any such shares unless it has been provided by the Company or unless the Investor has received the Company’s prior written consent.

(g) It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Sections 2, 4 or 8 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable best efforts to resolve those comments, shall not be a breach of this Agreement.

(h) It is further understood and agreed that the Company shall not have any obligations under this Section 8 at any time on or after the Termination Date, unless an underwritten offering initiated pursuant to this Agreement has been priced but not completed prior to the Termination Date, in which event the Company’s obligations under this Section 8 shall continue with respect to such offering until it is so completed (but not more than 120 days after the commencement of the offering).

Section 9. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and one counsel for the participating Investors and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Shares or fees and expenses of counsel and any other advisor representing any underwriters or other distributors), shall be borne by the Company. Each Investor shall bear the cost of all underwriting discounts and commissions associated with any sale of its Registrable Shares, pro rata based on the number of Registrable Shares being sold by that Investor, and shall pay all of its own costs and expenses.

(b) The obligation of the Company to bear the expenses described in Section 9(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended, provided that the Registration Expenses for any Registration Statement withdrawn solely at the request of one or more Investors (unless withdrawn following commencement of a Suspension Period) shall be borne by such Investor(s).

Section 10. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, each Investor and each Person who controls such Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by such Investor expressly for use therein. In connection with an underwritten offering in which an Investor participates conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of such Investor.

(b) In connection with any Registration Statement in which an Investor is offering Shares, such Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of such Investor expressly for use therein.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one). If an indemnifying Person is entitled to, and elects to, assume the defense of a claim, the indemnified Person shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying Person shall not be obligated to reimburse the indemnified Person for the costs thereof. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, reasonably satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Shares made before the Termination Date or during the period following the Termination Date referred to in Section 8(h).

(e) If the indemnification provided for in or pursuant to this Section 10 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 10(a) or 10(b) hereof had been available under the circumstances.

Section 11. Securities Act Restrictions. The Registrable Shares are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, no Investor shall, directly or through others, offer or sell any Registrable Shares except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Registrable Shares other than pursuant to an effective registration statement, the Investor desiring to transfer such Registrable Shares shall notify the Company of such transfer and the Company may require such Investor to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any Registrable Shares that are to be transferred in contravention of this Agreement. Any certificates representing the Registrable Shares may bear a legend (and the Company’s share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement, until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) Registrable Shares. Subject to the provisions of this Section 11, the Company will replace any such legended certificates with unlegended certificates promptly upon surrender of the legended certificates to the Company or its designee and cause shares that cease to be Registrable Shares to bear a general unrestricted CUSIP number, in order to facilitate a lawful transfer or at any time after such shares cease to be Registrable Shares.

Section 12. Transfers of Rights. If an Investor transfers Registrable Shares to a Permitted Transferee such Permitted Transferee shall, together with such Investor and all other such Permitted

Transferees, also have the rights of an Investor under this Agreement, but only if the Permitted Transferee signs and delivers to the Company a written acknowledgment (in form and substance satisfactory to the Company and the Investor) that it has joined as a party to this Agreement and has assumed the rights and obligations of an Investor hereunder with respect to the rights transferred to it by an Investor. Each such transfer shall be effective when (but only when) the Permitted Transferee has signed and delivered the written acknowledgment to the Company. Upon any such effective transfer, the Permitted Transferee shall automatically have the rights so transferred, and the obligations of an Investor under this Agreement. Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement or the Articles, or who acquires securities that are not or upon acquisition cease to be Registrable Shares, shall have any rights under this Agreement with respect to such securities as an Investor or otherwise, and such securities shall not have the benefits afforded hereunder to Registrable Shares.

Section 13. Miscellaneous.

(a) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the first business day following the date of dispatch if sent by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Restaurant Brands International Inc.

874 Sinclair Road

Oakville, Ontario

Canada L6K 2Y1

Attention:	Legal Department
Facsimile:	(305) 378-7868

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Joshua N. Korff
William B. Sorabella
Facsimile:	(212) 446-6460

and

Davies Ward Phillips and Vineberg LLP

155 Wellington Street West

Toronto, Ontario

Canada M5V 3J7

Attention:	Patricia Olasker
Cameron Rusaw
Steven Harris
Facsimile:	(416) 863-0871

If to Investor:

c/o Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, NE 68131

Attention:	Marc D. Hamburg
Facsimile:	(402) 346-3375

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP

355 S. Grand Avenue, 35th Floor

Los Angeles, California 90071

Attention:	Mary Ann Todd
Robert E. Denham
Facsimile:	(213) 687-3702

and

Cassels Brock & Blackwell LLP

40 King Street West

Toronto, Ontario

Canada M5H 3C2

Attention:	Chris Hersh; Lawrence Wilder
Facsimile:	(416) 640-3017

If to any other Investor, to such address and facsimile number as is designated in the agreement to be delivered to the Company pursuant to Section 12.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger, amalgamation, arrangement or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger, amalgamation, arrangement or consolidation or the purchaser in such sale or (ii) an assignment by an Investor to a Permitted Transferee in accordance with Section 12. In the event of any merger or consolidation by the Company, where the Company is not the surviving entity, or a sale of substantially all of the assets of the Company to an entity which is the survivor of such merger or consolidation or the purchaser in such sale, the Company shall cause the surviving entity in such merger, consolidation or purchase to assume this Agreement and all rights, remedies, obligations and liabilities of the Company hereunder.

(d) No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investors any benefits, rights, or remedies (except as specified in Section 10 hereof).

(e) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Court of Chancery of the State of Delaware and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom (together, the “Chosen Courts”), for the purposes of any suit, action or other proceeding arising out of this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth in Section 13(a) shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Chosen Courts, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(f) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by e-mail or facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. Each such counterparts shall be deemed an original, shall be construed together with the other such originals and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(g) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(h) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(j) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and Investor as long as it and/or its Permitted Transferees hold Registrable Shares).

[Signature Page Follows]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

Restaurant Brands International Inc.

By:	/s/ Jill Granat
Name:	Jill Granat
Title:	Authorized Signatory

National Indemnity Company

By:	/s/ Marc D. Hamburg
Name:	Marc D. Hamburg
Title:	Attorney-In-Fact

[Signature Page to Registration Rights Agreement]